Exhibit 99.1

Sonnet BioTherapeutics Announces Webcast to Discuss Interim Data from the Company’s Phase 1 Dose-Escalation Trials of SON-1010 on November 2, 2022

PRINCETON, NJ / ACCESSWIRE / November 1, 2022/ Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN), a clinical-stage company developing targeted immunotherapeutic drugs, announced today that the company will host a webcast to share initial clinical data from its SB101 clinical study with SON-1010 in oncology patients (NCT05352750) and its SB102 clinical study with SON-1010 in healthy volunteers (NCT05408572) on Wednesday, November 2, 2022 at 8:30 am ET.

Webcast presenters will include:

Richard Kenney, M.D., Chief Medical Officer

Pankaj Mohan, Ph.D., Sonnet Founder and Chief Executive Office

The webcast at 8:30 am ET, with an accompanying presentation, will be accessible under News & Events, IR Calendar in the Investors section of the company’s website. The archived audio webcast will be available on Sonnet’s website following the call.

To participate in the webcast, please see the following details:

● Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1578849&tp_key=e61e9de382

● Toll Free: 1-877-869-3847

● International: 201-689-8261

● Conference ID: 13733966

About the SB101 Phase 1 Trial

This first-in-human study is primarily designed to evaluate the safety of multiple ascending doses of SON-1010 in cancer patients and will be conducted at several sites across the United States. While the optimal dose is unknown at this stage, the potential to target tumors, the extended PK mechanism and our preclinical data suggest the therapeutic dose may be lower compared to native human IL-12. The study, utilizing a standard 3+3 oncology design in at least five cohorts, should establish the maximum tolerated dose (MTD) and recommended Phase 2 dose (RP2D) using monthly subcutaneous injections of SON-1010. The primary endpoint explores the safety and tolerability of SON-1010, with key secondary endpoints intended to measure PK, PD, immunogenicity and anti-tumor activity. This study will form the basis for potential combinations with other types of immunotherapies and the future development of bispecific candidates using the FHAB platform.

About the SB102 Phase 1 Trial

The SB102 study is designed to robustly evaluate the safety, PK and PD of single ascending doses of SON-1010, using larger groups of healthy volunteers, and is being conducted at a single site in Australia. The study is done in a blinded fashion, comparing a single dose of SON-1010 to placebo utilizing five cohorts. Both PK and PD will be closely followed during dose escalation in this double-blind, placebo-controlled study, along with an assessment of the cellular immune responses at each dose using sophisticated fluorescence activated cell sorting (FACS) analysis. The primary endpoint explores the safety and tolerability of SON-1010, with key secondary endpoints intended to measure PK, PD and immunogenicity.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Michael V. Morabito, Ph.D.

Solebury Strategic Communications

917-936-8430

mmorabito@soleburystrat.com

SOURCE: Sonnet BioTherapeutics, Inc.